EXHIBIT (9)


AMERICAN ANNUITY GROUP, INC.
________________________________________________________________________________
                                                                    P.O. Box 120
                                                         Cincinnati, Ohio  45201
                                                                  (513) 333-5515
                                                              Fax (513) 357-3397


                                                                Mark F. Muething
                                                          Senior Vice President,
                                                   General Counsel and Secretary

                                December 19, 1996

Annuity Investors Life Insurance Company
250 East Fifth Street
Cincinnati, Ohio  45202

Gentlemen:

         This opinion is provided in connection with the Registration Statement on Form N-4 for the Annuity Investors Variable Account B of which Annuity Investors Life Insurance Company ("AILIC") is the Depositor. The Registration Statement has been filed with the Securities and Exchange Commission for the purpose of registering variable annuity contracts issued by AILIC and interests in the Annuity Investors Variable Account B under such variable annuity contracts.

         I have examined the Articles of Incorporation and bylaws of AILIC, minutes of meetings of its Board of Directors and other records, and pertinent provisions of the Ohio insurance laws, together with such other documents as I have deemed appropriate. Based on the foregoing it is my opinion that:

         1. AILIC is duly organized and validly existing as an insurance company under the laws of the State of Ohio.

         2. Annuity Investors Variable Account B has been validly created as a Separate Account in accordance with the laws of the State of Ohio.

         3. AILIC has the legal power and authority to create and issue the variable annuity contracts which are administered within and by means of the Annuity Investors Variable Account B.

         4. The variable annuity contracts to be sold pursuant to the Registration Statement, when issued, will represent binding obligations of AILIC in accordance with their terms, provided



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Annuity Investors Life Insurance Company
December 19, 1996
Page 2


                  such  contracts  are  issued for the  consideration  set forth
                  therein   and   evidenced   by   appropriate    policies   and
                  certificates.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,


                                                    /s/ Mark F. Meuthing
                                                    ---------------------------
                                                    Mark F. Muething



MFM/lcr